Exhibit 10.1
SYNCHRONOSS TECHNOLOGIES, INC.
AMENDED AND RESTATED
2015 EQUITY INCENTIVE PLAN
ARTICLE 1. INTRODUCTION.
The Amended and Restated Plan was adopted by the Board on April 22, 2024, and will become effective immediately upon its approval by the Company’s stockholders. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2. ADMINISTRATION.
2.1 General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which shares of the Company’s common stock are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2 Section 162(m). To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

2.3 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.4 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.5 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.6 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 3,730,777 Common Shares, (b) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the Effective Date and (c) any Common Shares subject to outstanding options under the Predecessor Plan on the Effective Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company at no greater than the original exercise or purchase price (if any) (provided that with respect to awards granted on or after May 10, 2010, under the Predecessor Plan, any Common Shares that again become available for issuance under the Plan under this Clause (c) shall be added back as (i) one share if such shares were subject to Options or SARs granted under the Predecessor Plan and (ii) 1.5 shares if such shares were subject to Awards other than an Option or SAR granted under the Predecessor Plan) and (d) the additional Common Shares described in Article 3.3; provided, however, that no more than 683,456 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. Subject to Section 3.3, the number of Common Shares that may be awarded under the Plan shall be reduced by: (a) one share for every Option and SAR granted under the Plan; and (b) 1.5 shares for every Award other than an Option or SAR granted under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Intentionally Omitted.

3.3 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or repurchase right at no greater than their original exercise or purchase price (if any), then such Common Shares shall again become available for issuance under the Plan. Further, to the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan. Any Common Shares that again become available for Awards under this Section 3.3 shall be added back as (i) one share if such shares were subject to Options or SARs granted under the Plan and (ii) 1.5 shares if such shares were subject to Awards other than an Option or SAR granted under the Plan
Notwithstanding the foregoing, the following Common Shares shall not again become available for issuance under this Article 3.3: (i) Common Shares subject to an Award not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), (ii) if a SAR is settled in Common Shares, the number of shares subject to the SAR that are not delivered to the Participant upon such settlement, (iii) Common Shares subject to an Award not delivered to a Participant because such Common Shares are withheld to satisfy tax withholding obligations related to the Award or are applied to pay the Exercise Price of an Option or SAR; (iv) Common Shares tendered by a Participant (either through actual delivery or attestation) to pay the Exercise Price of an Option or SAR; or (v) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option.

3.4 Awards Not Reducing Share Reserve in Article 3.1. To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5 Code Section 162(m) and 422 Limits. Subject to adjustment in accordance with Article 9:
(a) The maximum aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 500,000, except that the Company may grant to a new Employee in the fiscal year in which his or her Service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 150,000 Common Shares;
(b) The maximum aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 500,000, except that the Company may grant to a new Employee in the fiscal year in which his or her Service as an Employee first commences Restricted Shares and/or Stock Units that cover (in the aggregate) up to an additional 150,000 Common Shares;
(c) The maximum aggregate number of Common Shares subject to Awards granted to an Outside Director during any fiscal year of the Company shall not exceed 20,000 shares;
(d) No Participant shall be paid more than $5,000,000 in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan; and
(e) No more than 1,000,000 Common Shares may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4. ELIGIBILITY.
4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2 Other Awards. Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5. OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be such price as is determined by the Administrator in its discretion; provided however, that unless an Option is intended to comply with Code Section 409A (and not, for the avoidance of doubt, be exempt from Code Section 409A) the Exercise Price of any Option granted to a Participant subject to taxation in the United States shall be not be less than 100% of the Fair Market Value of a Common Share on the date of grant; provided further that the preceding clause shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable; provided that with respect to 95% of the shares available for issuance under the Plan on April 4, 2019, the Option shall not become exercisable prior to the Optionee completing at least one year of Service following the grant of such Option. Notwithstanding the foregoing, a Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death or disability. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 7 years from the date of grant.

5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustment provided in Article 9, neither the Committee nor any other person may (a) decrease the exercise price of any outstanding Option after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding Option to the Company in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another Award the effect of which is to reduce the exercise price of any outstanding Option, or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

5.7 Buyout Provisions. Except to the extent prohibited by Article 5.6, the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d) Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. STOCK APPRECIATION RIGHTS.
6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable; provided that with respect to 95% of the shares available for issuance under the Plan on April 4, 2019, the SAR shall not become exercisable prior to the Optionee completing at least one year of Service following the grant of such SAR. Notwithstanding the foregoing, a SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death or disability. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 7 years from the date of grant.

6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR. Notwithstanding anything in this Plan to the contrary, and except for the adjustment provided in Article 9, neither the Committee nor any other person may: (a) decrease the exercise price of any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Company in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another Award the effect of which is to reduce the exercise price of any outstanding SAR, or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

ARTICLE 7. RESTRICTED SHARES.
7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3 Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting and/or other conditions as the Administrator may determine; provided that, the Restricted Shares will not vest prior to the holder completing at least one year of Service following the grant of such Award. Notwithstanding the foregoing, a Restricted Stock Agreement may provide for accelerated exercisability in the event of the holder’s death or disability. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, shall require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. If any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability, vesting conditions and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8. STOCK UNITS.
8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3 Vesting Conditions. Each Award of Stock Units shall be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement; provided that no portion of the Award shall vest earlier than the first anniversary of the date on which the Award is granted. Notwithstanding the foregoing, a Stock Unit Agreement may provide for accelerated exercisability in the event of the holder’s death or disability. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents shall be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. If any dividend equivalents are paid with respect to Stock Units, then such dividend equivalents shall be subject to the same conditions, vesting schedule and restrictions as the Stock Units to which they attach.

8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6 Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.  ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:
(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.5;
(b) The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or
(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator (in accordance with this Article 9.3), with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. The treatment specified in the transaction agreement or by the Administrator shall include one or more of the following with respect to each outstanding Award:
(a) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(b) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;
(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;
(d) If outstanding Awards, Options and SARs are not assumed, or equivalent awards are not substituted, by the surviving entity or its parent, then full exercisability and full vesting (with respect to performance vested Awards, Options or SARs, assuming the achievement of the maximum performance targets thereunder) of the Common Shares subject to such Awards, Options and SARs, followed by the cancellation of such Awards, Options and SARs. The full exercisability of such Awards, Options and SARs and full vesting of such Common Shares maybe contingent on the closing of such transaction. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such merger, consolidation or Change in Control and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period maybe contingent on the closing of such transaction;
(e) The cancellation of such Award and a payment to the Participant with respect to each share subject to the Award equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment may be made in installments and may be deferred until the date or dates when such Award would have become exercisable or the Common Shares subject to such Award would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares subject to such Award would have vested. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit or other Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4). For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security; or
(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
For avoidance of doubt, the Administrator shall have the discretion to provide for the acceleration of vesting upon the occurrence of a Change in Control in the event of an involuntary termination prior to or following the Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.
Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10. OTHER AWARDS.
10.1 Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.

10.2 Other Awards. Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance this Plan, the Company may grant other forms of equity-based awards not specifically described herein and may grant awards under other plans or programs where such awards are settled in the form of Common Shares issued under this Plan; provided that such other equity-based award will not vest prior to the holder completing at least one year of Service following the grant of such award. Notwithstanding the foregoing, an award agreement may provide for accelerated exercisability in the event of the holder’s death or disability. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.
11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan. For the avoidance of doubt, no dividends or dividend equivalents will be paid or credited to an unexercised Option or SAR.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. In no event may an Award be transferred for any consideration including (without limitation) in exchange for cash or securities.

11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12. TAXES.
12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3 Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.

12.4 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code

Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.5 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.
13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders. The Plan shall serve as the successor to the Predecessor Plan, and no further Awards may be made under the Predecessor Plan after the Effective Date.

13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules; provided, however, that an amendment to Article 3.1, the last sentence of Article 5.6 or Article 6.7 is subject to approval of the Company’s stockholders.

ARTICLE 14. DEFINITIONS.
14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
14.3 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.
14.4 “Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.5 “Board” means the Company’s Board of Directors, as constituted from time to time, and where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.
14.6 “Change in Control” means:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.7 “Code” means the Internal Revenue Code of 1986, as amended.
14.8 “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.9 “Common Share” means one share of the common stock of the Company.
14.10 “Company” means Synchronoss Technologies, Inc., a Delaware corporation.
14.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
14.12 “Effective Date” means the date on which the Company’s stockholders approve the Plan.
14.13 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
14.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.15 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.16 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
14.17 “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Stock to the public.
14.18 “ISO” means an incentive stock option described in Code Section 422(b).
14.19 “NSO” means a stock option not described in Code Sections 422 or 423.
14.20 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.21 “Optionee” means an individual or estate holding an Option or SAR.
14.22 “Outside Director” means a member of the Board who is not an Employee.

14.23 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.24 “Participant” means an individual or estate holding an Award.
14.25 “Performance Cash Award” means an award of cash granted under Article 10.1 of the Plan.
14.26 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).
14.27 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
14.28 “Plan” means this Synchronoss Technologies, Inc. 2015 Equity Incentive Plan, as amended from time to time.
14.29 “Predecessor Plan” means the Company’s 2006 Equity Incentive Plan, as amended.
14.30 “Restricted Share” means a Common Share awarded under the Plan.
14.31  “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.32 “SAR” means a stock appreciation right granted under the Plan.
14.33  “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
14.34 “Securities Act” means the Securities Act of 1933, as amended.
14.35 “Service” means service as an Employee, Outside Director or Consultant.
14.36 “Service Provider” means any individual who is an Employee, Outside Director or Consultant.
14.37 “Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
14.38 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.39 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.40 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
14.41 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.42 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

APPENDIX A
PERFORMANCE CRITERIA
The Administrator may establish Performance Goals derived from one or more of the following criteria, measured in accordance with GAAP or otherwise, when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards.

• Earnings (before or after taxes)	• Working capital
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation (as amount or % of revenue)	• Sales or revenue (in the aggregate or in specific growth areas)
• Earnings before interest, taxes, depreciation & amortization (as amount or % of revenue)	• Economic value added (or an equivalent metric)
• Total stockholder return and/or value	• Market share
• Return on equity or average stockholders’ equity	• Cash flow or cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Operating profits	• Net profits
• Profit returns and margins	• Contract awards or backlog
• Return on operating revenue	• Revenue excluding total advertising cost
To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator.

Exhibit 1
Synchronoss Technologies, Inc.
2015 Equity Incentive Plan Restricted Stock Award Agreement

Payment for Shares     No payment is required for the shares that you are receiving, except for satisfying any withholding taxes that may be due as a result of the grant of this award or the vesting or transfer of the shares.
Vesting    The shares will vest in installments, as shown in the Notice of Restricted Stock Award. No additional shares will vest after your service as an employee, consultant or outside director of the Company or a parent or subsidiary of the Company (“Service”) has terminated for any reason.
Shares Restricted    Unvested shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares without the written consent of the Company, except as provided in the next sentence. You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.
Forfeiture    If your Service terminates for any reason, then your Restricted Shares will be forfeited to the extent that they have not vested as of the termination of your Service. This means that any Restricted Shares that have not vested under this Agreement will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited.
The Company determines when your Service terminates for this purpose.

Change in Control    In the event a Change of Control (i) occurs in 2023, the target number of RSAs scheduled to vest in year one shall vest immediately and the target number of RSAs scheduled to vest in year two and year three shall, at buyer’s discretion, either (1) vest immediately; (2) be converted to an equivalent value of buyer’s stock or (3) be converted to an equivalent cash value which shall be paid half on the second anniversary of the grant date and half on the third anniversary of the grant date, subject to your continued employment by the Company or buyer. . In the event a Change of Control occurs in 2024, the target number of RSAs scheduled to vest in year one and year two shall vest immediately and the target number of RSAs scheduled to vest in year three shall, at buyer’s discretion, either (1) vest immediately; (2) be converted to an equivalent value of buyer’s stock or (3) be converted to an equivalent cash value which shall be paid on the third anniversary of the grant date, subject to your continued employment by the Company or buyer. In the event a Change in Control occurs in 2025, the target number of RSAs scheduled to vest in year three shall vest immediately. In the event an individual with a Tier One or Key Executive Agreement is terminated within 120 days prior to or 24 months subsequent to a Change in Control, all RSAs shall vest within thirty (30) days of the closing date or upon termination of the employee.

Leaves of Absence and Part-Time Work    For purposes of this grant, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. But your Service terminates when the approved leave ends, unless you immediately return to active work. If you go on a leave of absence, then the vesting dates specified above may be adjusted in accordance with the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. If you commence working on a part-time basis, then the vesting dates specified above may be adjusted in accordance with the Company’s written part-time work policy (as in effect for similarly situated employees) or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Voting Rights    You may vote your shares even before they vest.
Stock Certificates    The Company will hold your Restricted Shares for you. After shares have vested, a stock certificate for those shares will be released to a broker for your account. The Company will select the broker at its discretion.
Withholding Taxes    You will be required to pay all withholding taxes that become due as a result of this grant or the vesting of the shares. You may direct the Company to deduct the withholding taxes from any cash compensation payable to you, or you may pay the withholding taxes to the Company in cash.

Restrictions on Resale    You agree not to sell any shares at a time when applicable laws or the Company’s Securities Trading Policy prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights    Your grant or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.
Adjustments    In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.
Applicable Law    This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
Plan and Other Agreements    The text of the Plan is incorporated in this Agreement by reference. The Plan, this Agreement and the Notice of Restricted Stock Award constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded. This Agreement may be amended only by another written agreement between the parties

Exhibit 2

Synchronoss Technologies, Inc.
2015 EQUITY INCENTIVE PLAN STOCK OPTION Award AGREEMENT

Tax Treatment    This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code or a non-statutory stock option, as provided in the Notice of Stock Option Grant.
Vesting    This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.
This option will in no event become exercisable for additional shares after your Service has terminated for any reason. For purposes of this Agreement, “Service” means your service as an Employee, Outside Director or Consultant.
Term    This option expires in any event at the close of business at Company headquarters on the Expiration Date shown in the Notice of Stock Option Grant, which is not later than the day before the 7th anniversary of the Date of Grant. (It will expire earlier if your Service terminates, as described below.)

Regular Termination     If your Service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your Service terminates for this purpose.
Death    If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.
Disability    If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.
For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work    For purposes of this grant, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. But your Service terminates when the approved leave ends, unless you immediately return to active work. If you go on a leave of absence, then the vesting dates specified above may be adjusted in accordance with the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave. If you commence working on a part-time basis, then the vesting dates specified above may be adjusted in accordance with the Company’s written part-time work policy (as in effect for similarly situated employees) or the terms of an agreement between you and the Company pertaining to your part-time schedule.
Restrictions on Exercise     The Company will not permit you to exercise this option if the         issuance of shares at that time would violate any law or regulation.

Disability    If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.
For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Notice of Exercise    When you wish to exercise this option, you must notify the Company                 by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it.
If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment    When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:
•Your personal check, a cashier’s check or a money order.
•Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.
•To the extent that the option shares are registered and with the Company’s consent, you may be permitted to give irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.
Withholding Taxes and Stock Withholding    You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. With the Company’s consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale    You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option     Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.
Retention Rights     Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights     You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments    In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.
Applicable Law     This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
Plan and Other Agreements    This The text of the Plan is incorporated in this Agreement by reference. The Plan, this Agreement and the Notice of Restricted Stock Award constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded. This Agreement may be amended only by another written agreement between the parties

Exhibit 3

SYNCHRONOSS TECHNOLOGIES, INC.
2024-2026 Performance-Based Cash Units Agreement

This Performance-Based Cash Unit Agreement is made as of the Agreement Date between Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and the Participant.

Agreement Date

Date:	(Date)

II.Participant Information

Participant:	(Name)
Participant Address:	c/o Synchronoss Technologies, Inc. 200 Crossing Blvd. Bridgewater, NJ 08807

III.Grant Information
A.2024-2026 Performance-Based Cash Units
Total target performance-based cash units “PBCUs” = (Shares Awarded)

Year	Minimum	Target	Stretch
2024	50% of Target	(Total shares/3)	200% of Target
2025	50% of Target	(Total shares/3)	200% of Target
2026	50% of Target	(Total shares/3)	200% of Target

B.Performance Year 2024, 2025, and 2026 Targets
The number above represents the target, minimum and maximum number of PBCUs granted. The actual number of PBCUs to be earned shall be calculated each year on or about March 15 of the following year (i.e., March 15, 2025, based on 2024 financial performance), based on the performance against the following parameters:

Plan Year 2024	Metric Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Revenue ($M)	1/3rd	$164.40	$175	$190
EBITDA ($M)	1/3rd	$37	$47	$57
TSR	1/3rd	35% percentile	50% percentile	75% percentile

Plan Year 2025	Metric Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Revenue ($M)	1/3rd	TBD	2025 Plan TBD	TBD
EBITDA ($M)	1/3rd	TBD	2025 Plan TBD	TBD
TSR (%)	1/3rd	35% percentile	50% percentile	75% percentile

Plan Year 2026	Metric Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Revenue ($M)	1/3rd	TBD	2026 Plan TBD	TBD
EBITDA ($M)	1/3rd	TBD	2026 Plan TBD	TBD
TSR (%)	1/3rd	35% percentile	50% percentile	75% percentile

In the event that the Company acquires any businesses during 2024-2026 or has extraordinary capital expenditure or other expenses, the Company’s Compensation Committee will determine whether the above performance metrics should be adjusted to take into account these events.

TSR is defined as Total Shareholder Return against all companies in the S&P Software & Services. Compensation Committee reserves the right for discretion on TSR payout particularly in the case of negative stock performance.

In calculating EBIDTA, the Company adds back the fair value of stock-based compensation expense, deferred revenue, acquisition-related costs, restructuring charges, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

C.Financial Performance Period

January 1 to December 31 each year

D.Change of Control

In the event a Change of Control occurs in 2024, PBCUs for 2024, 2025 and 2026 shall be deemed to be earned at target.  If the Change of Control occurs in 2025, the individual shall receive the actual number of PBCUs earned for 2024 based on 2024 performance, and PBCUs for 2025 and 2026 shall be deemed to be earned at target.  If the Change of Control occurs in 2026, the individual shall receive the actual number of PBCUs earned in 2024 and 2025 based on 2024 and 2025 performances, respectfully, and PBCUs for 2026 shall be deemed to be earned at target.

The value of the 2024 PBCUs shall vest immediately and be paid out within thirty (30) days following the closing of the Change of Control. The target value of the 2025 and 2026 PBCUs shall, at the option of the acquiror, (i) vest immediately and be paid out within thirty (30) days following the closing of the Change of Control; (ii) vest and be paid out in accordance with the original Vesting Provision, subject to the individual’s continued service to the acquiror through each applicable payment date; or (iii) convert to an equivalent value of shares in the acquiror. In the event an individual with a Tier One or Key Executive Agreement is terminated within 120 days prior to or 24 months subsequent to a Change of Control, all PBCUs are converted to cash and paid at the later of thirty (30) days following the closing of the Change of Control or upon termination of the individual.

E.Vesting Period

In the absence of change in control, 100% of the PBCUs vest on the date the Compensation Committee meets to approve the actual number of units earned, which date shall be after the financial results for 2026 are approved by the Board (after the Company’s year-end earnings call, which is expected to be on or about March 15, 2027). The value of the performance-based cash units shall be determined by taking the total number of units earned during the performance period and multiplying them by the closing stock price on the Vesting Date.

F.Conversion to Equity

Prior to granting the actual number of PBCUs after the 2026 financial performance is determined, the Compensation Committee may issue shares of the Company’s common stock (under the Company’s Amended 2015 Equity Incentive Plan) in lieu of cash in the amount equal to the quotient of (i) the value of the PBCUs to be earned by the individual as determined above based on the financial performance of the Company in 2024, 2025 and 2026 divided by (ii) the closing price of the Company’s common stock on the date the Compensation Committee meets to approve the actual grants as provided above. Notwithstanding anything to the contrary, the Compensation Committee shall have sole discretion to determine the value of PBCUs to be distributed in cash or the value to be distributed in shares of the Company’s common stock or any combination of the two.

This Agreement includes this cover page and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

SYNCHRONOSS TECHNOLOGIES, INC.	PARTICIPANT
/s/
Jeff Miller	(Employee)
President & CEO

Exhibit A – General Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Performance-Based Cash Units.
(a)Grant. In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement, a performance-based award of cash units, representing a target award of performance-based cash units equal to the Target Number shown on the cover page of this Agreement, and the opportunity to earn up to 200% of the Target Number upon over-performance of the financial parameters.
(b)Performance-Based Cash Units. Upon the confirmation by the Company’s Board of Directors of the Company’s achievement of the performance objectives for 2025 set forth on the cover page of this Agreement and approval of the Compensation Committee of the number of performance-based cash units to be granted (such date, the “Issue Date”), the Company will, based on the discretion of the Compensation Committee, either (i) pay cash equal to the value of the performance-based cash units to be granted, (ii) issue and register or cause to be registered in Participant’s name, the number of shares of the Company’s common stock (under the Company’s Amended 2015 Equity Incentive Plan) equal to the quotient of (a) the value of the performance-based cash units to be granted to the individual as determined above divided by (b) the closing price of the Company’s common stock on the date the Compensation Committee meets to approve the actual grants as provided above under the Amended 2015 Equity Incentive Plan, in either certificated or uncertificated form (the “Restricted Shares”) or (iii) a mixture of (i) and (ii). The Compensation Committee or Board shall make such confirmation no later than March 15, 2027
(c)Vesting. The performance-based cash units or the Restricted Shares, as the case may be, shall vest in accordance with the vesting provision (the “Vesting Provision”) set forth on the cover page to this Agreement. Any fractional share resulting from the application of the percentages in the Vesting Provision shall be rounded to the nearest whole number of shares.
(d)Employment Termination. If the Participant’s employment with the Company terminates prior to the applicable vesting date for any reason other than after a Change of Control (as provided in the Company’s Amended 2015 Equity Incentive Plan), then all performance-based cash units shall be automatically forfeited to the Company as of such employment termination. For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

2.Withholding Taxes. In the event Restricted Shares are issued, you agree to authorize the Company to sell the number of Restricted Shares deliverable to the Participant, such number of Shares as have a Fair Market Value (as defined in the Plan) equal to the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of such vesting or issuance (based on minimum statutory withholding rates for all tax purposes, including payroll and social securitytaxes, that are applicable to such income). In the event cash is issued, the Company shall withhold appropriate tax based on the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of such vesting.
I.Provisions of the Plans. This Agreement is subject to the provisions of the Amended 2015 Equity Incentive Plan. The Participant acknowledges receipt of the Amended 2015 Plan, along with the Prospectus relating to the 2015 Plan.
II.Miscellaneous.
I.No Rights to Employment. The Participant acknowledges and agrees that the grant of this restricted stock award and its vesting pursuant to Section 1 do not constitute an express or implied promise of continued employment for the vesting period, or for any period.
II.Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.
III.Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey, without regard to any applicable conflict of law principles.
IV.Interpretation. The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.

Exhibit 4

SYNCHRONOSS TECHNOLOGIES, INC.
2024-2026 Performance-Based Cash Awards Agreement

This Performance-Based Cash Award Agreement is made as of the Agreement Date between Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and the Participant.

Agreement Date

Date:	(Date)

(b)Participant Information

Participant:	(Name)
Participant Address:	c/o Synchronoss Technologies, Inc. 200 Crossing Blvd. Bridgewater, NJ 08807

(c)Grant Information
I.2024-2026 Performance-Based Cash Award
Total target performance-based cash Award “PBCC” = (Shares Awarded)

Year	Minimum	Target	Stretch
2024	50% of Target	(Total shares/3)	200% of Target
2025	50% of Target	(Total shares/3)	200% of Target
2026	50% of Target	(Total shares/3)	200% of Target

II.Performance Year 2024, 2025, and 2026 Targets
The table above sets forth the target, minimum and maximum amount of the PBCC Award. The actual amount of PBCC to be earned shall be calculated each year on or about March 15 of the following year (i.e.,March 15, 2025, based on 2024 financial performance), based on the performance against the following parameters:

Plan Year 2024	Metric Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Revenue ($M)	1/3rd	$164.40	$175	$190
EBITDA ($M)	1/3rd	$37	$47	$57
TSR	1/3rd	35% percentile	50% percentile	75% percentile

Plan Year 2025	Metric Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Revenue ($M)	1/3rd	TBD	2025 Plan TBD	TBD
EBITDA ($M)	1/3rd	TBD	2025 Plan TBD	TBD
TSR (%)	1/3rd	35% percentile	50% percentile	75% percentile

Plan Year 2026	Metric Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Revenue ($M)	1/3rd	TBD	2026 Plan TBD	TBD
EBITDA ($M)	1/3rd	TBD	2026 Plan TBD	TBD
TSR (%)	1/3rd	35% percentile	50% percentile	75% percentile

In the event that the Company acquires any businesses during 2024-2026 or has extraordinary capital expenditure or other expenses, the Company’s Compensation Committee will determine whether the above performance metrics should be adjusted to take into account these events.

TSR is defined as Total Shareholder Return against all companies in the S&P Software & Services. The Compensation Committee reserves the right for discretion on TSR payout particularly in the case of negative stock performance.

In calculating EBIDTA, the Company adds back the fair value of stock-based compensation expense, deferred revenue, acquisition-related costs, restructuring charges, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

III.Financial Performance Period

January 1 to December 31 each year

IV.Change of Control

In the event a Change of Control occurs in 2024, PBCCs for 2024, 2025 and 2026 shall be deemed to be earned at target.  If the Change of Control occurs in 2025, the individual shall receive the actual number of PBCCs earned for 2024 based on 2024 performance, and PBCCs for 2025 and 2026 shall be deemed to be earned at target.  If the Change of Control occurs in 2026, the individual shall receive the actual number of PBCCs earned in 2024 and 2025 based on 2024 and 2025 performances, respectfully, and PBCCs for 2026 shall be deemed to be earned at target.

The value of the 2024 PBCCs shall vest immediately and be paid out within thirty (30) days following the closing of the Change of Control. The target value of the 2025 and 2026 PBCCs shall, at the option of the acquiror, (i) vest immediately and be paid out within thirty (30) days following the closing of the Change of Control; (ii) vest and be paid out in accordance with the original Vesting Provision, subject to the individual’s continued service to the acquiror through each applicable payment date; or (iii) convert to an equivalent value of shares in the acquiror. In the event an individual with a Tier One or Key Executive Agreement is terminated within 120 days prior to or 24 months subsequent to a Change of Control, all PBCCs are converted to cash and paid at the later of thirty (30) days following the closing of the Change of Control or upon termination of the individual.

V.Vesting Period

In the absence of Change of Control, 100% of the PBCC Award shall vest on the date the Compensation Committee meets to approve the actual amount of PBCC earned, which date shall be after the financial results for 2026 are approved by the Board (after the Company’s year-end earnings call, which is expected to be on or about March 15, 2027). The value of the PBCC

Award shall be determined by taking the total amount of the target Award value multiplied by the attainment % for that period.

This Agreement includes this cover page and the following Exhibits, which are expressly incorporated by reference in their entirety herein:
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

SYNCHRONOSS TECHNOLOGIES, INC.	PARTICIPANT
/s/
Jeff Miller	(Employee)
President & CEO

Exhibit A – General Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Performance-Based Cash Award.
(a)Grant. In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement, a performance-based award of cash , representing a target award of performance-based cash equal to the Target Amount shown on the cover page of this Agreement, and the opportunity to earn up to 200% of the Target Number upon over-performance of the financial parameters.
(b)Performance-Based Cash Award. Upon the confirmation by the Company’s Board of Directors of the Company’s achievement of the performance objectives for 2026 set forth on the cover page of this Agreement and approval of the Compensation Committee of the amount of performance-based cash award to be granted (such date, the “Issue Date”), the Company will pay cash equal to the value of the performance-based cash Award approved by the Compensation Committee based on the percentage achievement toward the financial metrics established by the Board,
(c)Vesting. The performance-based cash award shall vest in accordance with the vesting provision (the “Vesting Provision”) set forth on the cover page to this Agreement. Any fractional cash resulting from the application of the percentages in the Vesting Provision shall be rounded to the nearest whole number.
(d)Employment Termination. If the Participant’s employment with the Company terminates prior to the applicable vesting date for any reason other than after a Change of Control, then all performance-based cash awards shall be automatically forfeited as of such employment termination. For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.
2.Withholding Taxes.    In the event cash is issued, the Company shall withhold appropriate tax based on the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of such vesting.
3.Miscellaneous.
(a)No Rights to Employment. The Participant acknowledges and agrees that the grant of this performance-based cash award and its vesting pursuant to Section 1 do not constitute an express or implied promise of continued employment for the vesting period, or for any period.
(b)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.
(c)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey, without regard to any applicable conflict of law principles.
(d)Interpretation. The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.